As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2301143
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

210 Main Street West
Baudette, Minnesota	56623
(Address of Principal Executive Offices)	(Zip Code)

ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan
(Full title of the plan)

Stephen P. Carey
Senior Vice President, Finance and Chief Financial Officer	David C. Schwartz, Esq.
ANI Pharmaceuticals, Inc.	Morgan, Lewis & Bockius LLP
210 Main Street West	502 Carnegie Center
Baudette, Minnesota 56623	Princeton, New Jersey 08540
(218) 634-3500	(609) 919-6600
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 21, 2024 (the “Effective Date”), the stockholders of ANI Pharmaceuticals, Inc. (the “Registrant”) approved an amendment to the ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan, or Stock Plan (such amendment, the “2024 Stock Plan Amendment” and the Stock Plan, after giving effect to the 2024 Stock Plan Amendment, the “Amended 2022 Stock Plan”). Subject to adjustment, the 2024 Stock Plan Amendment authorizes the issuance of an additional 1,610,000 shares (the “Additional Shares”) of common stock, $0.0001 par value per share (the “Common Stock”).

The Registrant previously filed the Registration Statements on Form S-8 (File Nos. 333-151663, 333-168842, 333-174596, 333-182011, 333-196518, 333-218120, 333-250892, 333-264511 and 333-272860) on June 13, 2008, August 13, 2010, May 27, 2011, June 8, 2012, June 4, 2014, May 19, 2017, November 23, 2020, April 27, 2022 and June 23, 2023, respectively, with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 4,900,000 shares of Common Stock that were authorized for issuance under the Stock Plan (collectively, the “Prior Registration Statements”). Upon the effectiveness of this Registration Statement, an aggregate of 6,510,000 shares of Common Stock will be registered for issuance from time to time under the Amended 2022 Stock Plan, inclusive of the Additional Shares. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the Amended 2022 Stock Plan, are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)            The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 29, 2024;

(2)            The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 10, 2024;

(3)            The Registrant’s Current Reports on Form 8-K filed with the Commission on June 24, 2024 and May 23, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)            The description of Common Stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 29, 2024 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

5.1*	Opinion of Morgan, Lewis and Bockius LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement.
10.1*	ANI Pharmaceuticals, Inc. Amended and Restated 2022 Stock Incentive Plan
23.1*	Consent of EisnerAmper LLP, the Registrant’s Independent Registered Public Accounting Firm
23.2*	Consent of Morgan, Lewis and Bockius LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Exhibit
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baudette, State of Minnesota, on this 12th day of July, 2024.

ANI Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Stephen P. Carey
Name: Stephen P. Carey
Title: Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nikhil Lalwani, Stephen P. Carey and Meredith W. Cook, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (this “Registration Statement”) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the date listed below.

Name	Capacity	Date

/s/ Nikhil Lalwani	Director, President, and	July 12, 2024
Nikhil Lalwani	Chief Executive Officer (Principal Executive Officer)

/s/ Stephen P. Carey	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2024
Stephen P. Carey

/s/ Muthusamy Shanmugam	Director, Head of Research and Development and Chief Operating Officer of NJ Operations	July 12, 2024
Muthusamy Shanmugam

/s/ Patrick D. Walsh	Director and Chairman of the Board of Directors	July 12, 2024
Patrick D. Walsh

/s/ Thomas J. Haughey	Director	July 12, 2024
Thomas J. Haughey

/s/ Matthew J. Leonard	Director	July 12, 2024
Matthew J. Leonard

/s/ Jeanne Thoma	Director	July 12, 2024
Jeanne Thoma

/s/ Antonio Pera	Director	July 12, 2024
Antonio Pera

/s/ Renee Tannenbaum	Director	July 12, 2024
Renee Tannenbaum